Exhibit 99.1

Strength in Microsoft Cloud Highlights Q3 Results

Increasing usage of Microsoft Azure, Office 365, Bing and Xbox Live contributes to Q3 growth

REDMOND, Wash. — April 23, 2015 — Microsoft Corp. today announced that revenues for the quarter ended March 31, 2015 grew to $21.7 billion. Gross margin, operating income, and diluted earnings per share (“EPS”) for the quarter were $14.6 billion, $6.6 billion, and $0.61 per share, respectively.

These financial results include $190 million of integration and restructuring expenses, or a $0.01 per share negative impact, related to Microsoft’s restructuring plan announced in July 2014 and the ongoing integration of the Nokia Devices and Services (“NDS”) business.

During the quarter, Microsoft returned $7.5 billion to shareholders in the form of share repurchases and dividends.

The following table notes the impact of the integration and restructuring expenses on the company’s financial performance (“Noted Items”). This financial information is provided to aid investors in better understanding the company’s performance. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended March 31,
($ in millions, except per share amounts)	2014 As Reported (GAAP)	2015 As Reported (GAAP)	% Y/Y (GAAP)	2015 Impact of Noted Items
Revenue	$20,403	$21,729	6%	-
Gross Margin	$14,425	$14,568	1%	-
Operating Income	$6,974	$6,594	(5)%	$(190)
Diluted EPS	$0.68	$0.61	(10)%	$(0.01)

The strengthening of the U.S. dollar compared to foreign currencies had a significant impact on results in the quarter. Excluding the effect of foreign exchange rate changes on the GAAP amounts, on a constant currency basis, revenue and gross margin would have grown 9% and 4%, respectively, and operating income and EPS would have declined 4% and 7%, respectively.

“Customers continue to choose Microsoft to transform their business and as a result we saw incredible growth across our cloud services this quarter,” said Satya Nadella, chief executive officer at Microsoft. “Next week at Build we’re excited to share more about how we’re empowering every individual and organization on the planet to achieve more with the next generation of our platforms.”

“We executed with strong operational and financial discipline again this quarter, and are seeing positive impact from our investments in key growth areas,” said Amy Hood, chief financial officer at Microsoft. “We remain focused on maximizing shareholder value and again increased our overall return of capital to shareholders.”

Devices and Consumer revenue grew 8% (up 11% in constant currency) to $9.0 billion, with the following business highlights:

•	Office 365 Consumer subscribers increased to over 12.4 million, up 35% sequentially

•	Windows OEM Pro revenue declined 19%, as Pro mix returned to pre-Windows XP end-of-support levels and the business PC market declined

•	Windows OEM non-Pro revenue declined 26%, primarily due to channel inventory drawdown and ongoing mix shift to opening price point devices

•	Search advertising revenue grew 21% (up 24% in constant currency), with Bing U.S. market share at 20.1%, up 150 basis points over prior year

•	Xbox Live usage grew over 30%, driven by increased users and deeper user engagement

•	Surface revenue of $713 million, up 44% (up 53% in constant currency) driven by Surface Pro 3

•	Phone Hardware revenue of $1.4 billion, with 8.6 million Lumia units sold

Commercial revenue grew 5% (up 7% in constant currency) to $12.8 billion, with the following business highlights:

•	Commercial cloud revenue grew 106% (up 111% in constant currency) driven by Office 365, Azure and Dynamics CRM Online, and is now on an annualized revenue run rate of $6.3 billion

•	Server products and services revenue grew 12% (up 16% in constant currency), with premium versions of Windows Server, System Center Server and SQL Server together growing 25%

•	Office Commercial products and services revenue declined 2% (up 1% in constant currency); transactional revenue was impacted by the continued transition to Office 365 and declines in business PC sales following the XP refresh cycle

•	Windows volume licensing revenue declined 2% (up 1% in constant currency), with transactional revenue declining following the XP refresh cycle partially offset by annuity revenue growth

“We remain focused on strong execution from our sales teams. Around the world we’re seeing high interest in deployment of our cloud and server products, as well as participation in the enterprise early adopter program for Windows 10,” said Kevin Turner, chief operating officer at Microsoft.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on April 23, 2016.

Constant Currency

We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	2014 As Reported (GAAP)	2015 As Reported (GAAP)	Constant Currency Impact	%Y/Y (GAAP)	% Y/Y Constant Currency
Revenue	$20,403	$21,729	$(534)	6%	9%
Gross Margin	$14,425	$14,568	$(396)	1%	4%
Operating Income	$6,974	$6,594	$(87)	(5)%	(4)%
Diluted EPS	$0.68	$0.61	$(0.02)	(10)%	(7)%

        Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	2014 As Reported (GAAP)	2015 As Reported (GAAP)	Constant Currency Impact	%Y/Y (GAAP)	% Y/Y Constant Currency
Licensing	$4,597	$3,476	$(96)	(24)%	(22)%
Computing & Gaming Hardware	1,872	1,800	(79)	(4)%	0%
Phone Hardware	0	1,397	N/A	N/A	N/A
Other	1,824	2,280	(59)	25%	28%
Total Devices and Consumer	$8,293	$8,953	$(234)	8%	11%
Licensing	10,335	10,036	(222)	(3)%	(1)%
Other	1,902	2,760	(78)	45%	49%
Total Commercial	$12,237	$12,796	$(300)	5%	7%

Noted Items Definition

Integration and restructuring expenses were $190 million during the three months ended March 31, 2015. Integration and restructuring expenses include employee severance expenses and costs associated with the consolidation of facilities and manufacturing operations, including asset write-downs and contract termination costs, resulting from Microsoft’s restructuring plan. Integration and restructuring expenses also include systems consolidation and other business integration expenses, as well as transaction fees and direct acquisition costs, associated with the acquisition of NDS.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services, devices, and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of April 23, 2015. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Revenue	$21,729	$20,403	$71,400	$63,451

Cost of revenue	7,161	5,978	25,570	19,445

Gross margin	14,568	14,425	45,830	44,006

Research and development	2,984	2,743	8,952	8,258

Sales and marketing	3,709	3,542	11,752	11,129

General and administrative	1,091	1,166	3,339	3,342

Integration and restructuring	190	0	1,573	0

Operating income	6,594	6,974	20,214	21,277

Other income (expense), net	(77)	(17)	49	(34)

Income before income taxes	6,517	6,957	20,263	21,243

Provision for income taxes	1,532	1,297	4,875	3,781

Net income	$4,985	$5,660	$15,388	$17,462

Earnings per share:

Basic	$0.61	$0.68	$1.87	$2.10

Diluted	$0.61	$0.68	$1.86	$2.08

Weighted average shares outstanding:

Basic	8,167	8,284	8,215	8,317

Diluted	8,237	8,367	8,293	8,411

Cash dividends declared per common share	$0.31	$0.28	$0.93	$0.84

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Net income	$4,985	$5,660	$15,388	$17,462

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $21, $1, $31, and $(1))	401	(31)	967	(14)

Net unrealized gains (losses) on investments (net of tax effects of $68, $37, $(158), and $774)	125	68	(295)	1,502

Translation adjustments and other (net of tax effects of $(174), $9, $(432), and $53)	(438)	18	(909)	101

Other comprehensive income (loss)	88	55	(237)	1,589

Comprehensive income	$5,073	$5,715	$15,151	$19,051

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2015	June 30, 2014

Assets
Current assets:

Cash and cash equivalents	$7,414	$8,669

Short-term investments (including securities loaned of $76 and $541)	88,024	77,040

Total cash, cash equivalents, and short-term investments	95,438	85,709

Accounts receivable, net of allowance for doubtful accounts of $268 and $301	12,427	19,544

Inventories	2,469	2,660

Deferred income taxes	1,688	1,941

Other	6,376	4,392

Total current assets	118,398	114,246

Property and equipment, net of accumulated depreciation of $16,839 and $14,793	14,375	13,011

Equity and other investments	12,019	14,597

Goodwill	21,728	20,127

Intangible assets, net	6,963	6,981

Other long-term assets	3,200	3,422

Total assets	$176,683	$172,384

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,690	$7,432

Short-term debt	1,725	2,000

Current portion of long-term debt	2,499	0

Accrued compensation	3,902	4,797

Income taxes	758	782

Short-term unearned revenue	18,232	23,150

Securities lending payable	96	558

Other	6,846	6,906

Total current liabilities	40,748	45,625

Long-term debt	27,644	20,645

Long-term unearned revenue	1,966	2,008

Deferred income taxes	2,919	2,728

Other long-term liabilities	13,274	11,594

Total liabilities	86,551	82,600

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital—shares authorized 24,000; outstanding 8,113 and 8,239	68,475	68,366

Retained earnings	18,186	17,710

Accumulated other comprehensive income	3,471	3,708

Total stockholders’ equity	90,132	89,784

Total liabilities and stockholders’ equity	$176,683	$172,384

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Operations

Net income	$4,985	$5,660	$15,388	$17,462

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	1,515	1,255	4,464	3,470

Stock-based compensation expense	641	602	1,920	1,828

Net recognized losses (gains) on investments and derivatives	(55)	(40)	(179)	100

Excess tax benefits from stock-based compensation	(31)	(22)	(555)	(247)

Deferred income taxes	253	(190)	868	38

Deferral of unearned revenue	10,163	10,175	28,385	27,456

Recognition of unearned revenue	(11,209)	(10,139)	(33,347)	(30,394)

Changes in operating assets and liabilities:

Accounts receivable	3,655	2,501	6,904	4,243

Inventories	(430)	(324)	157	38

Other current assets	(111)	340	(550)	(311)

Other long-term assets	(108)	(73)	341	(469)

Accounts payable	(390)	(716)	(912)	(390)

Other current liabilities	200	870	(1,952)	3

Other long-term liabilities	492	200	1,332	(110)

Net cash from operations	9,570	10,099	22,264	22,717

Financing

(Repayments) proceeds from issuance of short-term debt, maturities of 90 days or less, net	(6,575)	0	1,222	0

Proceeds from issuance of debt	10,680	0	10,680	8,850

Repayments of debt	0	(300)	(1,500)	(1,888)

Common stock issued	146	141	483	461

Common stock repurchased	(5,131)	(1,845)	(10,164)	(6,146)

Common stock cash dividends paid	(2,532)	(2,322)	(7,386)	(6,570)

Excess tax benefits from stock-based compensation	31	22	555	247

Other	316	0	601	(39)

Net cash used in financing	(3,065)	(4,304)	(5,509)	(5,085)

Investing

Additions to property and equipment	(1,391)	(1,192)	(4,163)	(4,155)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(162)	(157)	(3,097)	(311)

Purchases of investments	(30,218)	(21,323)	(73,470)	(49,217)

Maturities of investments	5,561	2,336	9,643	4,134

Sales of investments	21,063	16,006	53,616	39,477

Securities lending payable	(334)	46	(463)	149

Net cash used in investing	(5,481)	(4,284)	(17,934)	(9,923)

Effect of exchange rates on cash and cash equivalents	(36)	2	(76)	59

Net change in cash and cash equivalents	988	1,513	(1,255)	7,768

Cash and cash equivalents, beginning of period	6,426	10,059	8,669	3,804

Cash and cash equivalents, end of period	$7,414	$11,572	$7,414	$11,572

MICROSOFT CORPORATION

SEGMENT REVENUE AND GROSS MARGIN

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014

Revenue

Devices and Consumer Licensing	$3,476	$4,597	$11,736	$14,625

Computing and Gaming Hardware	1,800	1,872	8,250	7,751

Phone Hardware	1,397	0	6,290	0

Devices and Consumer Other	2,280	1,824	6,525	5,252

Commercial Licensing	10,036	10,335	30,588	30,852

Commercial Other	2,760	1,902	7,760	5,284

Corporate and Other	(20)	(127)	251	(313)

Total revenue	$21,729	$20,403	$71,400	$63,451

Gross Margin

Devices and Consumer Licensing	$3,210	$4,017	$10,904	$12,918

Computing and Gaming Hardware	414	258	1,353	874

Phone Hardware	(4)	0	805	0

Devices and Consumer Other	566	391	1,428	1,102

Commercial Licensing	9,275	9,432	28,301	28,317

Commercial Other	1,144	475	2,849	1,164

Corporate and Other	(37)	(148)	190	(369)

Total gross margin	$14,568	$14,425	$45,830	$44,006